UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 23, 2006 (Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of Company as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Company’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On February 23, 2006, OrthoLogic Corp. (the “Company”) entered into an Asset Purchase Agreement and Plan of Reorganization (the “Definitive Agreement”) to acquire certain assets and certain liabilities of AzERx, Inc. (“AzERx”) for $390,000 in cash and the issuance of 1,325,000 shares of the Company’s common stock, with a market value of $7.5 million based on the closing share price on the date the Definitive Agreement was entered into. Pursuant to the terms of the Definitive Agreement, the Company acquired an exclusive license for the core intellectual property relating to AzERx’s lead compound, AZX100, a 24-amino acid peptide. AZX100 is currently being investigated for several applications, including the treatment of vasospasm associated with subarachnoid hemorrhage, prevention of keloid scarring, and treatment of asthma. In addition, the Company agreed to issue 30,000 shares of its common stock to Arizona Science and Technology Enterprises, LLC (“AzTE”), the licensor of AzERx’s core technology patents, in connection with certain modifications of the license effective upon consummation of the transactions contemplated in the Definitive Agreement. The transaction closed February 27, 2006.
     The Chairman of the Company’s Board of Directors (the “Board”), John M. Holliman III, is a member of the AzERx board of directors and is affiliated with Valley Ventures III, L.P., an investment fund that owned approximately 30% of AzERx’s fully diluted equity at the time of the transaction. Mr. Holliman recused himself from all Board matters involving AzERx, including the analysis of AzERx as a potential target of acquisition for the Company, and subsequent negotiations between the Company and AzERx. Mr. Holliman was not present during the deliberations and vote of the Board approving the Definitive Agreement and the transactions contemplated thereby.
Item 3.02 Unregistered Sale of Equity Securities
     As more fully described in Item 1.01 above, the Company closed the transactions contemplated by the Definitive Agreement on February 27, 2006 (the “Closing Date”). Pursuant to the Definitive Agreement and related agreements with AzTE, on the Closing Date, the Company issued a total of 1,355,000 shares of its common stock to AzERx and AzTE as partial consideration for the acquisition of substantially all of the assets of AzERx and modifications of the AzTE license. The issuance of shares to AzERx and AzTE was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act, for sales by an issuer not involving any public offering to accredited investors (as defined in Regulation D) and no more than 35 other persons, all of whom had a purchaser representative (as defined in Regulation D) to represent them in the transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2006	ORTHOLOGIC CORP.
/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer